Exhibit 5.1

March 9, 2012

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

Re:	Excel Trust, Inc., a Maryland corporation (the “Company”) – Issuance and sale of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company having an aggregate offering price of up to $50,000,000 (the “Shares”) to be issued and sold from time to time pursuant to the sales agreements dated as of March 9, 2012, by and among the Company, Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), and each of Cantor Fitzgerald & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as agents and/or principals (collectively, the “Agreements”), and pursuant to a Registration Statement on Form S-3 (Registration No. 333-174020) declared effective by the United States Securities and Exchange Commission (the “Commission”) on or about June 14, 2011, as amended to date (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 15, 2009, Articles of Amendment and Restatement filed with the Department on April 15, 2010, Articles Supplementary filed with the Department on January 28, 2011 and Articles Supplementary filed with the Department on January 30, 2012;

(ii)	the Bylaws of the Company, as adopted as of December 16, 2009, as amended and restated pursuant to the Amended and Restated Bylaws of the Company, on or as of April 15, 2010 (the “Bylaws”);

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BALLARD SPAHR LLP

Excel Trust, Inc.

March 9, 2012

(iii)	the Written Consent of Board of Directors in Lieu of Organizational Meeting of the Company, dated as of December 16, 2009 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, dated as of February 24, 2012 and March 9, 2012 (collectively, the “Directors’ Resolutions”);

(v)	the Agreements;

(vi)	a certificate of Gary B. Sabin, Chairman and Chief Executive Officer of the Company, and S. Eric Ottesen, Senior Vice President, General Counsel and Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the approval, execution and delivery of the Agreements;

(vii)	the Registration Statement and the related form of prospectus and prospectus supplement included therein (the “Prospectus”), in substantially the form filed with the Commission pursuant to the Act;

(viii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(ix)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the

BALLARD SPAHR LLP

Excel Trust, Inc.

March 9, 2012

Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)	none of the Shares will be issued, sold or held in violation of any restriction or limitation on ownership and transfer contained in the Charter;

(f)	the aggregate offering price of all of the Shares issued and sold pursuant to the Agreements will not exceed $50,000,000, and the aggregate number of Shares issued and sold pursuant to the Agreements will not exceed the maximum number authorized for issuance and sale in the Directors’ Resolutions;

(g)	the consideration per share to be received by the Company for each Share issued and sold pursuant to the Agreements will be determined in accordance with, and will not be less than the minimum consideration per share set forth in, the Directors’ Resolutions; and

(h)	upon the issuance of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which any Shares are issued, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Shares have been duly authorized and, when issued and delivered against payment therefor and otherwise in accordance with the terms of the Agreements and the Directors’ Resolutions, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Excel Trust, Inc.

March 9, 2012

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP